Exhibit 1.1


                                   SERONO S.A.
                            COMPANY LIMITED BY SHARES
             WITH REGISTERED OFFICES AT COINSINS, VAUD, SWITZERLAND



                             ARTICLES OF ASSOCIATION
                                OF MARCH 20, 2003






     This document is a free translation. The original version of the Articles of Association of Serono SA is the French version which has been registered with the Trade Registrar of the State of Vaud, Switzerland, on March 27, 2003.

                                   SERONO S.A.

                             ARTICLES OF ASSOCIATION
               __________________________________________________

                                    SECTION I

                            NAME - REGISTERED OFFICE
                                OBJECT - DURATION


                                 ARTICLE 1: NAME
                                 ---------------

There is hereby formed a company limited by shares named SERONO S.A., which is governed by the present Articles of Association and by Section XXVI of the Code of Obligations (also referred to hereinafter as "CO").


                          ARTICLE 2: REGISTERED OFFICE
                          ----------------------------

The registered offices of the company are in Coinsins (Canton of Vaud).


                                ARTICLE 3: OBJECT
                                -----------------

The principal object of the company is to act as a holding company (for the acquisition and management of shareholdings in Switzerland and abroad) in the pharmaceutical and related fields.

The company may establish enterprises or companies, carry out any financial, commercial, industrial and real estate transactions, and conclude any contracts which further or are directly or indirectly connected with its object.


                               ARTICLE 4: DURATION
                               -------------------

The company is established for an indefinite duration.

                                   SECTION II

                                  SHARE CAPITAL
                                     SHARES


                            ARTICLE 5: SHARE CAPITAL
                            ------------------------

The share capital is fixed in the sum of CHF 402,276,800 (four hundred and two million two hundred and seventy-six thousand eight hundred Swiss francs), divided into:

a) 11,013,040 registered "A" shares with restricted transferability, each with a par value of CHF 10 (ten Swiss francs), fully paid up; and

b) 11,685,856 bearer "B" shares, each with a par value of CHF 25 (twenty-five Swiss francs), fully paid up.


                       ARTICLE 5 BIS: CONDITIONAL CAPITAL
                       ----------------------------------

A.   CONDITIONAL CAPITAL FOR OPTION AND/OR CONVERTIBLE LOANS

The share capital of the company shall be increased by a maximum of CHF 3,800,000 (three million eight hundred thousand Swiss francs) through the issue of 152,000 (one hundred and fifty-two thousand) bearer "B" shares with a par value of CHF 25 (twenty-five Swiss francs) each, to be fully paid up by the exercise of the option and/or conversion rights granted in connection with loans issued by companies of the Serono group.

The amount and conditions of the loans, together with the procedures and conditions for the exercise of option and/or conversion rights and the issue price shall be determined by the Board of Directors. The new shares may be purchased or acquired by holders of convertible bonds or option rights arising from option bonds.

The Board of Directors may resort to the issuance of loans to be subscribed by a consortium, with a subsequent public offering, subject to the provisions indicated below.

The Board of Directors shall determine the procedures for the exercise of preferential subscription rights. Preferential subscription rights which are not exercised shall revert to the company. The Board of Directors may offer them at market rates or allow them to expire.

The Board of Directors may remove the shareholders' preferential subscription right if loans are issued to finance the acquisition of shareholdings or other rights in companies or with a view to financing research and development projects. Should the Board of Directors remove the shareholders' preferential subscription right, the following conditions shall apply:

a) conversion rights may be exercised for a maximum period of 15 years and option rights for a period of 7 years from the date of issue of the related loan

b) convertible loans and/or loans with options shall be issued subject to normal market conditions (including the normal market conditions relating to protection against dilution for the holders of option and/or conversion rights); and

c) conversion and/or option prices shall correspond at the least to the average rate quoted on the Zurich stock exchange for the shares of the company during the 5 days preceding the determination of the definitive issue conditions for the convertible loan or loan with options loan in question.

B.  CONDITIONAL  CAPITAL  FOR  A  STOCK  OPTION  PLAN

The share capital of the company shall be increased by a maximum of CHF 9,474,150 (nine million four hundred and seventy-four thousand one hundred and fifty Swiss francs), namely 378,966 (three hundred and seventy-eight thousand nine hundred and sixty-six) bearer "B" shares, each with a par value of CHF 25 (twenty-five Swiss francs), fully paid up, through the exercise of option rights which the Board of Directors intends to grant to employees of companies of the Serono group and to the directors of the company.

The  subscription  right  of shareholders shall be removed for these new shares.

The Board of Directors shall lay down regulations specifying the conditions and procedures for the granting and exercise of the options.

The shares may be subscribed at a rate lower than the stock market rate.

                        ARTICLE 5 TER: AUTHORISED CAPITAL
                        ---------------------------------

The Board of Directors shall be authorised, until 21 May 2004, to increase the share capital by a maximum of CHF 35,000,000 (thirty-five million Swiss francs) through the issuance of a maximum of 1,400,000 (one million and four hundred thousand) bearer shares, each with a par value of CHF 25 (twenty-five Swiss francs), fully paid up. The Board of Directors may proceed to increase the share capital either all at once or in instalments. The preferential subscription rights which have been granted, but not exercised, are at the disposal of the Board of Directors, which may use them in the interest of the company.

The Board of Directors is authorised to withdraw the preferential subscription right of shareholders in favour of a bank or another institution selected by the Board of Directors which shall purchase the shares on a firm basis, if the bank or institution which firmly purchases the shares undertakes to offer the subscription of the newly issued shares to the shareholders in proportion to their current participation.

The issue price of the shares, the manner in which they are paid up and the date as from which the new shares give right to dividends as well as the conditions for the exercise of the preferential subscription right shall be determined by the Board of Directors.


                                ARTICLE 6: SHARES
                                -----------------

6.1. The shares are registered shares or bearer shares. They are numbered and signed by a director, whose signature may be printed.

      Each share shall be entitled to a proportional part of the profits and of the proceeds of liquidation.

6.2. Instead of issuing individual registered or bearer shares, the company may issue certificates representing a number of shares.

6.3.  REGISTERED  SHARES

      The company considers registered shares to be indivisible and recognises only one holder for each registered share. Shareholders who hold registered shares must notify the company of any change of domicile. Any communication from the company to the shareholder shall be deemed valid if sent to the shareholder's last recorded address.

6.4.  REGISTER  OF  REGISTERED  SHARES

      The company shall keep a register, indicating the names and addresses of the owners and usufructuaries of registered shares. The company shall consider only the persons entered in this register as owners or usufructuaries of registered shares.

      No entry shall be made in the share register from the date on which the General Meeting of Shareholders is convened until the day following the General Meeting.

6.5.  TRANSFER  OF  REGISTERED  SHARES

      The transfer of registered shares is subject to approval by the company. The Board of Directors has the power to grant such approval. It may delegate this power to the Executive Committee. The request for authorisation shall include a declaration whereby the person acquiring the shares certifies that they are being acquired in its own name and for his/her own account. The company shall inform the applicant whether the transfer has been approved or rejected.

      Registration shall be rejected if the applicant does not expressly declare that the shares are being acquired in its own name and for its own account.

      Registration may be rejected for a justifiable cause connected with the object of the company or its economic independence and, in particular, if the applicant is a competitor of the company or of a company in which Serono S.A. holds a participating interest.

      The company may, without giving reasons, refuse to approve a transfer of shares by offering to the seller to buy back the shares for its own account, for the account of other shareholders or for the account of third parties, at their real value at the time the transfer request is received by the company.

      In the case of a transfer by succession, the company must enter the name of the acquirer in the share register, unless there is a justifiable cause not to do so in accordance with Paragraph 3 above. In such an eventuality, if the company intends to refuse to allow the transfer, it must offer to buy back the shares for its own account, for the account of other shareholders or for the account of third parties, at their real value at the time the registration request is received by the company.

      If the company offers to buy back the shares for the account of shareholders, it must abide by the principle of equal treatment of all holders of registered shares.

      After hearing the persons concerned, the Board of Directors, or the Executive Committee by delegation of the Board of Directors, may cancel, with retroactive effect, any entries made in the share register on the basis of false declarations.

      The foregoing provisions shall also apply where the registered shares of the company are made subject to a usufruct.

      The registered shares may not be used by way of pledge, guarantee or security in any form whatsoever, save with the express prior authorisation of the Board of Directors, which is free to give or not to give reasons for its decision. The Board of Directors may delegate this power to the Executive Committee.

      The restrictions on the free transfer of registered shares shall be noted on the documents representing the shares.

      The provisions of Article 6.5 may be amended only by a resolution carried by the majority as stipulated in Article 704 Paragraph. 1 CO.

6.6.  CONVERSION  OF  SHARES

      The General Meeting may decide at any time to convert some or all of the registered shares into bearer shares and vice versa.


                      ARTICLE 7: INCREASE IN SHARE CAPITAL
                      ------------------------------------

7.1. The General Meeting may decide at any time to increase the share capital by issuing new registered shares or new bearer shares. Each category of shares may be the sole object of a particular issuance.

7.2. Every shareholder shall be entitled to a portion of the new share issue corresponding to his previous holding. In the event of an increase in share capital comprising an increase of registered shares and of bearer shares in the same proportion, each shareholder in possession of registered shares shall be entitled to subscribe for the new registered shares only in proportion to the number of registered shares it holds. Similarly, each shareholder in possession of bearer shares shall be entitled to subscribe for the new bearer shares only in proportion to the number of shares it holds.

                                   SECTION III

                           ORGANISATION OF THE COMPANY

                           A.     THE GENERAL MEETING


                                    ARTICLE 8
                                    ---------

8.1. The General Meeting is the highest authority of the company. Its resolutions are binding on all shareholders.

8.2. Resolutions of the General Meeting which violate the law or the Articles of Association may be contested by the Board of Directors or by any shareholder under the conditions stipulated in Article 706 of the Code of Obligations.



                                    ARTICLE 9
                                    ---------

The General Meeting of Shareholders has the inalienable right:

9.1.  to  adopt  and  to  amend  the  Articles  of  Association;

9.2. to appoint and to dismiss the members of the Board of Directors and the auditors;

9.3.  to  approve  the  Group's  annual  report  and  accounts;

9.4. to approve the annual accounts, to determine the distribution of profits and, in particular, to fix the dividend;

9.5.  to  give  discharge  to  the  members  of  the  Board  of  Directors;

9.6. to resolve upon all matters reserved to it by the law and the Memorandum and Articles of Association.

                                   ARTICLE 10
                                   ----------

10.1. No resolution may be passed on items which have not been placed on the agenda, except for a proposal to convene an Extraordinary General Meeting or to have a special audit carried out.

10.2. Advance notice is not required for proposals falling within the scope of items on the agenda or for deliberations which do not have to be followed by a vote.


                                   ARTICLE 11
                                   ----------

11.1. The General Meeting shall be held at the registered offices of the company or at a place designated by the Board of Directors.

11.2. The Ordinary General Meeting shall be held every year within six months of the close of the financial year.

11.3. Extraordinary General Meetings may be convened as often as necessary, in particular in the cases provided for by law, as well as upon a resolution passed by the General Meeting itself.



                                   ARTICLE 12
                                   ----------

The General Meeting shall be convened by the Board of Directors and, where necessary, by the auditors. Liquidators shall also have the right to convene the General Meeting.


                                   ARTICLE 13
                                   ----------

13.1. The General Meeting shall be convened, at least twenty days prior to the date on which it is to be held, by registered letter sent to every registered shareholder at the address indicated in the share register, as well as by an announcement published in the Feuille Officielle Suisse du Commerce (Swiss Official Trade Gazette).

13.2. The invitation shall state the items on the agenda, together with the proposals of the Board of Directors and of the shareholders who requested the calling of the Meeting or the entry of an item on the agenda. The invitation must also state the date, place and time of the Meeting.

13.3. Proposals to amend the Memorandum and Articles of Association shall be placed at the disposal of the shareholders at the registered office of the company. Their availability for inspection shall be stated in the invitation.

13.4. The invitation to attend the Ordinary General Meeting must inform the shareholder that the annual report, the profit and loss account and the balance sheet, as well as the Group accounts and the auditors' report will be placed at the disposal of shareholders at the registered office of the company at least twenty days prior to the General Meeting.


                                   ARTICLE 14
                                   ----------

Provided that there is no objection, the owners or representatives of all the shares may hold a General Meeting without following the convening procedure. As long as they remain present, such a meeting shall have the right to deliberate and duly pass resolutions on all matters which fall within the competence of the General Meeting.


                                   ARTICLE 15
                                   ----------

Each share shall be entitled to one vote.



                                   ARTICLE 16
                                   ----------

Every holder of registered shares may arrange to have all or any of its shares represented by another person, who must be in possession of a written proxy form.


                                   ARTICLE 17
                                   ----------

17.1. As a rule, the General Meeting has a quorum irrespective of the number of shares represented.

17.2. Unless otherwise required by the law or by the Articles of Association, the General Meeting shall proceed to pass resolutions and to conduct elections by an absolute majority of the votes attached to the shares represented.

17.3. However, at least two-thirds of the votes attached to the shares represented and an absolute majority of the par values represented shall be necessary to pass any resolution of the General Meeting to amend the object of the company, to introduce preferential voting shares, to restrict the transferability of registered shares, to increase the share capital, whether the increase is authorised or conditional, to increase the share capital from shareholders' equity in consideration of a contribution in kind or with a view to acquire assets and the granting of special advantages, to limit or remove the right of preferential subscription, to transfer the registered office of the company, and to dissolve the company without liquidation.


                                   ARTICLE 18
                                   ----------

18.1. Minutes shall be kept of the General Meeting, stating the number, type, par value and category of the shares represented by the shareholders, the organs of the company, the independent representatives and the trustee representatives the resolutions and the results of the elections, the requests for information and the replies given as well as the declarations which shareholders ask to be recorded. The minutes shall be signed by the chairman and the secretary of the General Meeting.

18.2. Extracts from the minutes shall be certified by a director or by any other person appointed for such purpose by a director.


                                   ARTICLE 19
                                   ----------

19.1. The General Meeting shall be chaired by the chairman of the Board of Directors or by another director designated by the Board. Failing that, the chairman shall be designated by the General Meeting.

19.2. The chairman of the General Meeting shall designate the secretary and the person or persons who shall count the votes.


                          B.     THE BOARD OF DIRECTORS


                                   ARTICLE 20
                                   ----------

20.1. The Board of Directors shall consist of at least five and at most ten members, chosen from among the shareholders and appointed by the General Meeting.

20.2. The majority of the members of the Board of Directors must be Swiss nationals domiciled in Switzerland, unless the company obtains a derogation from this rule in accordance with Article 708 Paragraph 1 CO.


                                   ARTICLE 21
                                   ----------

21.1. The members of the Board of Directors shall be appointed for a term of one year.

21.2. There  is  no  limit  on  the  number  of  times  they  may be re-elected.

21.3. The Board of Directors shall appoint its chairman and secretary by a simple majority.


                                   ARTICLE 22
                                   ----------

22.1. Meetings of the Board of Directors shall be convened , as often as business may require, either by the chairman or, upon his order, by the secretary.

22.2. Minutes shall be kept of the discussions and resolutions of the Board of Directors and they shall be signed by the chairman and the secretary.


                                   ARTICLE 23
                                   ----------

23.1. The resolutions of the Board of Directors shall be adopted by a majority of the members present, provided that they form a majority of the Board of Directors and that a majority of the members of the Executive Committee is present.

23.2. In  the  event  of  a  tie vote, the chairman shall have the casting vote.

23.3. Unless one member insists on oral discussions, resolutions of the Board of Directors may also be adopted by written approval of a motion by a majority of the directors, all of whom must be informed of the motion. Such resolutions must be entered in the minutes.

                                   ARTICLE 24
                                   ----------

The Board of Directors shall have the widest powers to manage the company. It shall be authorised to pass all resolutions regarding the company's business which are not attributed to or reserved for the General Meeting or other organs of the company.


                                   ARTICLE 25
                                   ----------

25.1. The Board of Directors may delegate all or any part of the management and the representation of the company to one or more board members (managing directors) or to third parties who need not necessarily be shareholders.

25.2. The Board of Directors shall appoint the proxies and other attorneys of the company.

25.3. The Board of Directors shall grant individual or joint powers to sign on behalf of the company.

25.4. At least one member of the Board of Directors, domiciled in Switzerland, must have authority to represent the company.


                                   ARTICLE 26
                                   ----------

The Board of Directors shall adopt its own rules of procedure.



                         C.     THE EXECUTIVE COMMITTEE


                                   ARTICLE 27
                                   ----------

27.1. The Board of Directors shall appoint from among its members an Executive Committee of at least three and at most five members.

27.2. The Board shall appoint the members of the Executive Committee at the proposal of the chairman. A vice-chairman shall be appointed to replace the chairman if it is prevented from acting.

27.3. The  chairman  must  be  a  member  of  the  Executive  Committee.

27.4. The powers of the Executive Committee shall be defined in the Rules of Procedure of the company.




                                 D. THE AUDITORS
                                 ---------------


                                   ARTICLE 28
                                   ----------

28.1. The General Meeting shall elect one or more auditors. It may also designate deputy auditors. At least one of the auditors must be domiciled in Switzerland and have his registered office or a branch office entered in the Commercial Register in Switzerland.

28.2. The auditors shall be elected for the period up to the next Ordinary General Meeting. They shall be immediately eligible for re-election.

28.3. The  auditors  shall  be  required to attend the Ordinary General Meeting.

28.4. The auditors must comply with the provisions of Articles 728 et seq. of the Code of Obligations.

28.5. The General Meeting may appoint every year a special auditor, which may be re-elected, with the duty to proceed with the special verifications (provided in particular by articles 652f, 653f and 653i of the Code of Obligations) which are required in relation with capital increases.

                                   SECTION IV

                                 ANNUAL ACCOUNTS
                           AND DISTRIBUTION OF PROFITS


                                   ARTICLE 29
                                   ----------

The  company's  financial  year shall begin on 1 January and end on 31 December.

                                   ARTICLE 30
                                   ----------

30.1. The annual accounts shall be drawn up in accordance with the provisions of Articles 662 to 670 of the Code of Obligations.


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
30.2. The  accounts  shall  be  closed  on  31  December.


                                   ARTICLE 31
                                   ----------

31.1. Each year, a sum of one-twentieth of the profit for the financial year shall be set aside to constitute a general reserve until the said reserve amounts to one-fifth of the paid-up share capital. If any of the reserve is used, it shall again be made up from the profits in the same way.

31.2. The balance of the profits shall be distributed in accordance with the resolutions of the General Meeting, upon the recommendation of the Board of Directors.

31.3. The mandatory provisions of the law relating to reserves must be respected.


                                   ARTICLE 32
                                   ----------

The payment of the dividend shall take place at the time appointed by the Board of Directors. Any dividend which is not claimed within five years of the date on which it becomes due shall automatically revert to the company.



                                    SECTION V

                                   LIQUIDATION

                                   ARTICLE 33
                                   ----------

33.1. If it is decided to wind up the company, the liquidation shall be effected by the Board of Directors, unless the General Meeting resolves otherwise.

33.2. At least one of the liquidators must be domiciled in Switzerland and have authority to represent the company.

33.3. The liquidators shall decide among themselves the method by which they will sign for the company.

                                   ARTICLE 34
                                   ----------

34.1. During the liquidation, the powers of the organs of the company shall be restricted to acts which are necessary for the liquidation process and which, by their nature, do not fall within the competence of the liquidators.

34.2. The General Meeting of Shareholders shall retain the right to approve the liquidation accounts and to approve the acts of the liquidators.

34.3. The liquidator or liquidators may transfer the assets and liabilities of the dissolved company to third parties against payment or other consideration only by virtue of a resolution of the General Meeting.


                                   SECTION VI

                                  ANNOUNCEMENTS


                                   ARTICLE 35
                                   ----------

Company notices shall be published in the Feuille Officielle Suisse du Commerce.


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